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                                                                      Exhibit 24

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Number 33-18510 on Form S-8 dated November 13, 1987, Registration Statement Number 33-20884 on Form S-8 dated April 4, 1988, and Registration Statement Number 33-27921 on Form S-8 dated April 10, 1989 of our reports dated January 31, 1994, with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K of Allegheny Ludlum Corporation for the year ended January 2, 1994.

                                                  ERNST & YOUNG

Pittsburgh, Pennsylvania
March 15, 1994